UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2005

POINT THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-19410	04-3216862
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

155 FEDERAL STREET, BOSTON, MASSACHUSETTS		02110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 933-2130

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On November 21, 2005, Point Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Pacific Growth Equities LLC and CIBC World Markets Corp. (collectively, the “Underwriters”) relating to the public offering (the “Offering”) of 8,050,000 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”). The Company has granted to the Underwriters an option to purchase up to an additional 1,207,500 shares of Common Stock solely for the purpose of covering overallotments (the “Overallotment Option”). The per share price to the public is $3.00, and the Underwriters have agreed to purchase the Shares from the Company at a price of $2.79 per share.  Assuming that the Overallotment Option is not exercised, the gross proceeds from the Offering will be $24,150,000 and the net proceeds from the Offering, after deducting the Underwriters’ discounts and before expenses, will be $22,459,500.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The above description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Item 8.01                                             Other Events.

The Offering was made pursuant to the Registration Statement on Form S-3 (File No. 333-121393) filed on December 17, 2004 with the Securities and Exchange Commission and the related prospectus supplement dated November 21, 2005 (the “Prospectus Supplement”).  The Company’s press release, dated November 22, 2005, announcing the pricing of the Offering, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits.

(c) Exhibits.

1.1	Underwriting Agreement, dated November 21, 2005.

5.1	Opinion of Ropes & Gray LLP.

99.1	Press Release, dated November 22, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POINT THERAPEUTICS, INC.

	By:	/s/	Donald R. Kiepert, Jr.
	Name:		Donald R. Kiepert, Jr.
	Title:		President, Chief Executive Officer

November 22, 2005

EXHIBIT INDEX

The following exhibits are filed herewith:

Exhibit	Description

1.1	Underwriting Agreement, dated November 21, 2005.

5.1	Opinion of Ropes & Gray LLP.

99.1	Press Release, dated November 22, 2005.